UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 11, 2022

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINTIIVE AGREEMENT

Purchase Order

On July 18, 2022, we entered into a Purchase order for $40,575,000 for Cranberry Evolve 300’s, which are 100% powder free nitrile medical examination gloves. The transaction takes advantage of existing inventory that we renegotiated with our overseas suppliers to exchange all of our VGloves in inventory for an agreed to dollar value to purchase Cranberry Evolve 300’s.  Our subsidiary, Renavotio Infratech, Inc. (“Renavotio”), has secured a Purchase Order, with delivery planned in August 2022. The recently scheduled shipment of VGloves inventory was canceled to complete the Cranberry transaction. Taking into account the credit and prepaid deposits that both Renavotio and its supplier paid to secure the inventory, which  collectively totaled $4,436,000, such amount has been agreed to be deducted from the first order. We plan  to receive the product and ship to the client in 3 separate $13,625,000 transactions. The purchase order is subject to risks of shipping and logistics delays, non-payment, strikes, labor shortages, duties, taxation, and banned imports.

Notes and Forbearance Agreements

We have various notes and advances that were previously in forbearance or verbal extension that are now due. As reported previously, a settlement agreement was entered into with Geneva Roth Remark Holdings LLC with payment due July 18th 2022, leaving the default payment due and  payable. We are in the process of renegotiating and or securing forbearances in our attempt to secure favorable terms. We had amended our note due in April 2022 to July 2022 and we plan to renegotiate the payment terms with the net proceeds from the Cranberry sales dedicated to pay off this note. Going forward, all future sales made by Renavotio will be allocated for payments on the Notes to eliminate this debt, the balance of the forbearance debt and advances now due.

Formation of Partnership

On July 15, 2022, we agreed with a fiber optics company to formation of a 50/50 partnership in a newly formed Limited Lability Company, which has recently bid on a $25,000,000 Dark Fiber project in the Midwest. There are no assurances whatsoever that we will be successful in the bidding process and secure an agreement involving such project.

Officer Personal Guarantees

Completing recent funding transactions and restructuring our  SBA loans has required the personal guarantees of both Robert Mackey, our Chief Operating Officer, and William Robinson, our Chief Executive Officer. The recent funding has been dedicated to the payment of our  auditors, accountants, and legal to complete our audit and bring our SEC filings current. In lieu of cash, our Board of Directors has agreed to the loans and guarantees made by officers and directors and to approve the issuance of 45,000 shares of our Preferred D Shares to our Chief Operating Officer, Robert Mackey, 5,000 Preferred D shares to our Controller,  Tyler Mackey, 25,000 Preferred D shares to our Chief Compliance Officer, Brian Kistler, and 5,000 Preferred D Shares to our  Board Member,  Steve Chen.

Attempted Online Security Breaches

We and our  subsidiaries have experienced email breaches and compromised banking accounts as a result of online security breaches by unknown parties that attempted to redirect money wires and otherwise enter into fraudulent banking transactions.  We are working with our Internet Technicians to change our email and all related security protocols and have our banks reissue new bank account numbers. There was no economic loss as internal measures alerted us  before financial transactions were initiated.

Background – May 11, 2022 Note with Tysadco Partners, LLC

On May 11, 2022, we entered into a 10% Promissory Note (the “Note”)  with Tysadco Partners, LLC, a New York Limited Liability Company for the Principal Amount of $200,000, an Original Issue Discount of 10% ($20,000), and a Maturity Date of 60 days after the May 11, 2022 Issue Date.

July 16, 2022 Addendum to the Note

The July 16, 2022 Addendum amends the Note, as follows:

1.The Maturity Date is extended for a period of 6 months to January 11, 2023.

2.The Principal Amount is increased from $200,000 to $220,000.

3.The interest rate is 15% (based on an Event of Default).

4. The following conversion provisions are added to the Note pursuant to the Addendum:

“Conversion Price. The Conversion Price shall be 80% multiplied by the Market Price (thereby representing a discount rate of 20%), with  “Market Price” defined as  the lowest Daily Closing Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing  price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “Pink Sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded”.

5. In the event that we receive proceeds of at least $1,000,000 (the “Proceeds”) from the sale  of  inventory, then we will be required to repay the Note from the Proceeds.

ITEM 9.01. EXHIBITS

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	May 11, 2021 Promissory Note with Tysadco Partners, LLC*
10.2	July 16, 2022 Addendum to May 11, 2021 Promissory Note with Tysadco Partners, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)*

*Filed herein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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